EXHIBIT 9



                          OPINION & CONSENT OF COUNSEL



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October 26, 2001




Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


Re:  PHL Variable Accumulation Account
     PHL Variable Insurance Company
     Post-Effective Amendment No. 13 to Form N-4
     Registration Nos. 33-87376 and 811-8914


Dear Sirs:

I hereby represent that Post-Effective Amendment No. 13 to the above entity's Registration Statement under the above file number does not appear to contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485 under the 1933 Act, as amended.


Very truly yours,



/s/ Richard J. Wirth
--------------------
Richard J. Wirth, Counsel
Phoenix Life Insurance Company